Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2024 relating to the financial statements appearing in the Annual Report on Form 10-K of Healthy Choice Wellness Corp. for the year ended December 31, 2023.

/s/ Marcum llp

Saddle Brook, NJ

July 22, 2025